Exhibit 99.1

FOR IMMEDIATE RELEASE

TOKIO MARINE HOLDINGS TO ACQUIRE DELPHI FINANCIAL GROUP IN $2.7 BILLION TRANSACTION

Continued Expansion of International Business by Tokio Marine
Complementary Addition to Existing U.S. Operations

Tokyo, Japan and New York, NY, December 21 – Tokio Marine Holdings, Inc. (TMHD) and Delphi Financial Group, Inc. (Delphi) (NYSE:DFG) today announced that they have entered into a definitive agreement under which TMHD will acquire all outstanding shares of Delphi, a leading financial services holding company comprised of specialty life and property & casualty insurance and insurance-related businesses, for $43.875 per Class A share and $52.875 per Class B share in cash, through TMHD’s wholly owned subsidiary, Tokio Marine & Nichido Fire Insurance Co., Ltd. (TMNF).  In addition, Delphi shareholders will receive $1.00 in cash per share pursuant to a one-time special dividend from Delphi for each share of Class A and Class B stock they own. The total transaction value is approximately U.S. $2.7 billion and is expected to close in the second quarter of 2012.

The acquisition of Delphi further solidifies and effectively complements Tokio Marine’s presence in the U.S. property & casualty market and marks its entrance into the U.S. life insurance market.  Delphi, founded in 1987 by Robert Rosenkranz, has three main subsidiaries.  Delphi’s life insurance subsidiary, Reliance Standard Life Insurance Company, underwrites a diverse portfolio of group employee benefits and also markets asset accumulation products, primarily fixed annuities, to individuals.  Its property & casualty subsidiary, Safety National Casualty Corporation, is the clear leader and longest tenured insurer in the excess workers’ compensation market in the U.S.  A third subsidiary, Matrix Absence Management, Inc. provides integrated disability and absence management services to the employee benefits market.  Delphi and its primary subsidiaries are well positioned to benefit from Tokio Marine’s financial strength and international market knowledge, to leverage the business relationships of Tokio Marine’s existing U.S. operations, particularly Philadelphia Consolidated, and to expand and diversify the revenues and capabilities of Tokio Marine.

Shuzo Sumi, President of Tokio Marine, said, “The Tokio Marine Group has been seeking continued expansion of its international insurance business as a major driving force of its mid to long term growth strategy. The acquisition of Delphi is an important step in this development, serving to further diversify our business mix in the United States.  Delphi is an outstanding insurance group with a strong focus on niche business lines in the employee benefits market.  It has an experienced and excellent management team with strict underwriting discipline and a strong bottom line orientation.”

Robert Rosenkranz, Chairman and Chief Executive Officer of Delphi, said, “I am particularly pleased with this transaction and that Delphi will be a strategically important part of the Tokio Marine group, whose transformation into a global insurance eenterprise was spearheaded by the acquisitions of such outstanding companies as Philadelphia Consolidated and Kiln Group at Lloyd’s.  Tokio Marine has shown a great deal of respect for our corporate culture and expects us to operate with a high degree of autonomy.  Merging with Tokio Marine is exciting because it will leverage our underwriting and investment expertise and give us access to substantial resources to take advantage of acquisitions and other new business opportunities.”

Don Sherman, President & Chief Operating Officer of Delphi, said, “This is an excellent outcome for both our shareholders and Tokio Marine.  I am very proud of our employees whose efforts created one of the most successful specialty insurance companies in the U.S.  Our expertise in the employee benefits, excess workers’ compensation, annuity and investment areas, coupled with Tokio Marine’s global resources, should allow the company to realize growth and profitability superior to what we could achieve on a stand-alone basis.”

President Sumi concluded, “Tokio Marine greatly respects the growth and profit record of Delphi achieved under the leadership of its strong management team, both at the holding company and at its principal subsidiaries. We are delighted that this management team is fully committed to the partnership with us, which is critical to the future of the combined business.  We share common values and business philosophies and are confident that this will result in an outstanding future together.”

Delphi marks Tokio Marine’s first significant acquisition in the U.S. since it acquired Philadelphia Consolidated in December 2008.  Delphi and Philadelphia Consolidated are complementary and provide a unique opportunity to leverage their respective strengths while further diversifying Tokio Marine’s international business.

If Delphi were included in TMHD’s fiscal 2011 earnings estimates (excluding the impact of Thai flood losses) on a pro forma basis, the contribution of international insurance business to TMHD’s total adjusted earnings would increase from 37% to 46%.

Certain Transaction Terms:

Under the terms of the agreement, Tokio Marine will acquire 100% of the shares of Delphi for $43.875 per Class A share and $52.875 per Class B share in cash.  In addition, Delphi shareholders will receive $1.00 in cash per share pursuant to a one-time special dividend from Delphi to be paid shortly after closing. Delphi shareholders will also continue to receive their regular quarterly dividends until the transaction closes.  The acquisition will be financed through the utilization of Tokio Marine Group cash on hand together with borrowings.

Approvals and Timing:

The Board of Directors of TMHD and a Special Committee of the independent directors of Delphi (Special Committee) have unanimously approved the transaction.  The transaction was also approved by the Board of Directors of Delphi.  In addition, Robert RRosenkranz, who represents 49.9% of Delphi’s votes, has agreed to vote in favor of the transaction. The Special Committee determined that the transaction is fair to and in the best interests of the Class A shareholders.  The acquisition is subject to the approval of Delphi shareholders, including approval by the holders of a majority of the Class A shares, other than TMHD, Mr. Rosenkranz, Delphi’s directors and officers and their affiliates, and the approval of various regulatory authorities in Japan and the U.S., as well as other customary closing conditions. The transaction is expected to close in the second quarter of 2012.

Macquarie Capital acted as financial advisor to Tokio Marine in this transaction and Sullivan & Cromwell LLP provided external legal counsel. Lazard acted as financial advisor to Delphi’s Special Committee of Independent Directors of its Board of Directors and Cravath Swaine & Moore LLP provided external legal counsel to the Special Committee.  Morris, Nichols, Arsht & Tunnell LLP provided external legal counsel to Delphi.

Enquiries:

Tokio Marine Holdings, Inc.
Naotake Hamada, Manager
Corporate Communications and Investor Relations Group
Email: ir@tokiomarinehd.com
Tel: +81-3-5223-3212

Delphi Financial Group, Inc. - Investors
Bernard J. Kilkelly, Vice President
Investor Relations
Email: bkilkelly@dlfi.com
Tel: +1-212-303-4349

Delphi Financial Group, Inc. – Press
Steve Lipin
Gemma Hart
Brunswick Group LLC
Tel: +1-212-333-3810

Press Conference:

TMHD will host a press conference at the 15th Floor Conference Room of the Tokio Marine Nichido Annex Building in Tokyo to discuss the transaction on December 21 at 4:00 P.M. Japan time (2:00 A.M. Eastern time).

Delphi will host a teleconference for the U.S. investment community today, December 21 at 10:00 P.M. Japan time (8:00 A.M. Eastern time) to discuss the announcement. The teleconference can be accessed by dialing +1-800-230-1951 (U.S. and Canada callers*) approximately ten minutes prior to the teleconference.  There will also be a live webcast of the teleconference available at www.delphifin.com.  It is advisable to register at least 15 minutes prior to the webcast to download and install any necessary audio software.  A replay of the call will be available at +1-800-475-6701 (U.S. and Canada callers*) access code 230493, and on Delphi’s website at www.delphifin.com.

* For dial-in numbers of countries other than U.S. and Canada, please contact Bernard Kilkelly of Delphi by e-mail to bkilkelly@dlfi.com or by telephone at +1-212-303-4349.

About Tokio Marine Holdings, Inc.:

Tokio Marine Holdings, Inc., the ultimate holding company of the Tokio Marine Group, is incorporated in Japan and is listed on both the Tokyo and Osaka Stock Exchanges.  The Tokio Marine Group operates in the property and casualty insurance, reinsurance and life insurance sectors globally with a presence in approximately 40 countries/areas.  Consolidated net premiums written of the Group for the fiscal year 2010 was approximately Yen 2.3 trillion (approximately U.S. $30 billion, based on exchange rates at the end of September 2011).  The Group’s main operating subsidiary, Tokio Marine & Nichido Fire, was founded in 1879 and is the oldest and largest property and casualty insurer in Japan.  TMNF conducts business in the United States mainly through its U.S. branch and enjoys an A.M. Best rating of A++, which ranks among the highest in the industry.

About Delphi Financial Group, Inc.:

Delphi Financial Group, Inc. is a financial services company focused on specialty insurance and insurance-related businesses. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, large casualty programs including large deductible workers’ compensation, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements.  The factors that could cause actual results to differ materially include those referred to in Delphi’s filings with the U.S. Securities and Exchange Commission (the “SEC”), as well as the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Delphi; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the merger. TMHD assumes no obligation to update the information in this press release, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Delphi by TMHD. In connection with the proposed acquisition, Delphi intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF DELPHI ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING DELPHI’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by Delphi free of charge from Delphi’s website at www.delphifin.com.  In addition, the proxy statement and other documents filed by Delphi with the SEC (when available) may be obtained from Delphi free of charge by directing a request to Delphi Financial Group, Inc., c/o Investor Relations, Bernard J. Kilkelly, Vice President – Investor Relations, bkilkelly@dlfi.com, +1-212-303-4349.

Participants in Solicitation

TMHD, and Delphi and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Delphi common stock in respect of the proposed transaction.  Security holders may obtain information regarding the names, affiliations and interests of Delphi and its directors and executive officers in Delphi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on March 1, 2011, and its definitive proxy statement for the 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. To the extent holdings of Delphi securities have changed since the amounts contained in the definitive proxy statement for the 2011 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.